Exhibit 9.1

April 25, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Legion M Entertainment, Inc. under Item 4 of its Form 1-U dated April 25, 2025, and we concur with such statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Regards,

/s/ Artesian CPA, LLC

Artesian CPA, LLC

Denver, Colorado

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com